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                                                                     EXHIBIT 5.1

     [LETTERHEAD OF ROTHGERBER, APPEL, POWERS & JOHNSON LLP APPEARS HERE]


                               November 7, 1997


Mail-Well, Inc.
23 Inverness Way, Suite 160
Englewood, Colorado 80112


Ladies and Gentlemen:

          We have acted as counsel to Mail-Well, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about September 24, 1997 and amended on October 30, 1997 and November 10, 1997. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $300,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company):
(i) shares of the Company's Common Stock, $.01 par value per share ("Common Stock"); (ii) whole or fractional shares of the Company's Preferred Stock, $.01 par value per share (collectively, "Preferred Stock"); (iii) Preferred Stock represented by depository shares ("Depository Shares"); (iv) the Company's debt securities (the "Debt Securities"), which may be issued under the Senior Subordinated Debt Indenture, between the Company and a trustee to be named in an applicable Prospectus Supplement (the "Senior Subordinated Indenture") or under the Subordinated Debt Indenture, between the Company and a trustee to be named in an applicable Prospectus Supplement (the "Subordinated Indenture" and, together with the Senior Subordinated Indenture, the "Indentures"); (v) warrants to purchase Common Stock (the "Common Stock Warrants"); (vi) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); and (vii) warrants to purchase Debt Securities ("Debt Warrants" and collectively with the Common Stock Warrants and the Preferred Stock Warrants, the "Warrants"). As amended on October 30, 1997, the Registration Statement relates to a specific offering of $150,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002 (the "Notes") to be issued under an indenture between the Company and The Bank of New York, as trustee (the "Indenture") as supplemented by an indenture supplement to be executed simultaneously therewith (the "Indenture Supplement.") (The Indenture and Indenture Supplement are collectively referred to herein as the "Note Indenture.") We do not express any opinion herein as to the issuance of Debt Securities under any indenture other than the Note Indenture. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed with the Commission on September 24, 1997 under the Act as amended on October 30, 1997 and November 10, 1997; (ii) the form of the Note Indenture proposed to be entered into
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Mail-Well, Inc.
September 24, 1997
Page 2

by the Company; (iii) the form of underwriting agreement (the "Note Underwriting Agreement") proposed to be entered into by the Company and the underwriters named therein in connection with the Offering of the Notes; (iv) the Articles of Incorporation of the Company as in effect on the date hereof; (v) the By-laws of the Company as in effect on the date hereof; and (vi) resolutions adopted by the Board of Directors of the Company (the "Board"), authorizing the issuance and sale of the Notes (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Colorado, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) the Note Underwriting Agreement with respect to the Notes has been duly executed and delivered by the Company and the other parties thereto, (iv) the Note Indenture shall have been duly executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, (v) the terms of the Notes
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Mail-Well, Inc.
September 24, 1997
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shall have been duly established by the Board, or any appropriate Committee appointed thereby, in conformity with the Note Indenture so as not to violate any applicable law or the Articles of Incorporation or By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Notes shall have been duly authorized, executed, authenticated and delivered against payment therefor in accordance with the Note Indenture and Note Underwriting Agreement, the Notes shall constitute binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity). In addition, when and if the Notes are converted into Common Stock in accordance with their terms and the terms of the Note Indenture such Common Stock shall be validly issued, fully paid and nonassessable.

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Mail-Well, Inc.
September 24, 1997
Page 5

     To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the trustee is duly
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Mail-Well, Inc.
September 24, 1997
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organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Note Indenture, (ii) that the Note Indenture has been duly authorized, executed and delivered by and constitute the legal, valid and binding obligation of the trustee, enforceable in accordance with its respective terms, (iii) that the trustee, is in compliance, generally and with respect to acting as a trustee, under the Note Indenture with all applicable laws and regulations, and (iv) that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Note Indenture.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Sincerely yours,

                                   ROTHGERBER, APPEL, POWERS & JOHNSON LLP

                                   /s/ Rothgerber, Appel, Powers & Johnson LLP